Exhibit 4(j)

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of [—], 2009, among Energy Future Holdings Corp., a Texas corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 31, 2007, as supplemented by the Supplemental Indenture, dated as of July 8, 2008, and the Second Supplemental Indenture, dated as of August 3, 2009 (collectively, the “Indenture”), providing for the issuance of the Issuer’s 10.875% Senior Notes due 2017 (the “Senior Cash Pay Notes”) and the Issuer’s 11.250%/12.000% Senior Toggle Notes due 2017 (together with any increases in the aggregate principal amount thereof, or any Related PIK Notes with respect thereto, in each case in connection with any PIK Payment with respect thereto, and together with the Senior Cash Pay Notes, the “Senior Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding voting as a single class;

WHEREAS, the Issuer has solicited consents upon the terms and subject to the conditions set forth in the preliminary prospectus dated October 5, 2009 (as the same may be amended or supplemented from time to time, the “Prospectus”), and in the related Letter of Transmittal and Consent, from each Holder of Senior Notes to the amendments to the Indenture set forth below in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven and Article Eight of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Issuer has received the consents from Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes to effect the Proposed Amendments;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Issuer is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Issuer have been complied with;

WHEREAS, the Issuer has been authorized by resolution of its Board of Directors to enter into this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and to make this Supplemental Indenture valid and binding on the Issuer have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT TO THE TABLE OF CONTENTS. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE ONE. The following definitions shall be added to Section 1.01 of the Indenture in the appropriate alphabetical location:

““Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of Energy Future Intermediate Holding such that Energy Future Intermediate Holding is no longer a Subsidiary of the Issuer (including without limitation a merger of Energy Future Intermediate Holding with and into the Issuer) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, Oncor Holdings or another Oncor Subsidiary or successor to Oncor Holdings or an Oncor Subsidiary held by Energy Future Intermediate Holding to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests and other Investments.”

““TCEH Transfer” means the sale, transfer, disposition or spin-off (including by way of merger, wind-up or consolidation) of (a) the membership interests or other common Equity Interests of Energy Future Competitive Holdings, TCEH or another Restricted Subsidiary of the Issuer that holds all or substantially all of the assets of TCEH and its Subsidiaries such that EFCH, TCEH or such Restricted Subsidiary ceases to be a Subsidiary of the Issuer or (b) all or substantially all of the assets of TCEH and its Subsidiaries, in each case other than any such transfer to another Restricted Subsidiary.”

ARTICLE FOUR

SECTION 4.01. AMENDMENT AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE FOUR.

(a) Section 4.03 of the Indenture is amended by deleting the text of such section in its entirety and substituting in lieu thereof the following text: “Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall comply with the reporting obligations set forth under Section 314(a) of the Trust Indenture Act.”

(b) Section 4.05 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.06 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.07 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.08 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.09 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.10 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.11 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.12 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.13 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.14 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.15 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FIVE

SECTION 5.01. AMENDMENT OF CERTAIN PROVISIONS IN ARTICLE FIVE.

(a) Section 5.01 of the Indenture is amended by deleting the text of clauses (a)(3), (a)(4), (a)(6), (c)(1)(C), (c)(1)(D) and (c)(2) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 5.01 of the Indenture is further amended by adding the following new clause (e) to Section 5.01:

“(e) It shall be understood that for purposes of the first sentence of Section 5.01(a) and the first sentence of Section 5.01(c) only, (i) a Permitted Asset Transfer shall not constitute the sale, assignment, transfer, lease, conveyance or disposal of all or substantially all of the assets of the Issuer and, accordingly, the Issuer or any of its Subsidiaries may consummate a Permitted Asset Transfer without being subject to the requirements of this Section 5.01 and (ii) a TCEH Transfer shall constitute the sale, assignment, transfer, lease, conveyance or disposal of all or substantially all of the assets of the Issuer and, accordingly, if the Issuer or any of its Subsidiaries consummates a TCEH Transfer, it must comply with the requirements of this Section 5.01.”

ARTICLE SIX

SECTION 6.01. AMENDMENT OF CERTAIN PROVISIONS IN ARTICLE SIX. Section 6.01 of the Indenture is amended by deleting the text of clauses (a)(3), (a)(4) and (a)(5) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE SEVEN

SECTION 7.01. AMENDMENT OF CERTAIN PROVISIONS IN ARTICLE EIGHT. Section 8.04 of the Indenture is amended by deleting the text of clauses (2), (3), (4), (5), (6), (7) and (8) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE EIGHT

SECTION 8.01. AMENDMENT OF CERTAIN PROVISIONS IN THE SENIOR NOTES. Paragraph 8 of each of the Senior Notes is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE NINE

SECTION 9.01. REFERENCES TO DELETED OR AMENDED PROVISIONS. Subject to Section 10.01 hereof, all references in the Indenture and any Senior Note, as amended by Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven and Article Eight hereof, to any of the provisions deleted and eliminated or modified as provided herein, or to terms defined in such provisions, shall also be deemed deleted and eliminated or modified, as the case may be, in accordance with the terms of this Supplemental Indenture. Effective as of the date hereof, none of the Issuer, the Guarantors the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or subsections and such deleted or modified Sections or subsections shall not be considered in determining whether a Default or an Event of Default has occurred or whether the Issuer has observed, performed or complied with the provisions of the Indenture or any Senior Note.

SECTION 9.02. AMENDMENT OF DEFINITIONS. Subject to Section 10.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture and any Senior Note with respect to which references would be eliminated as a result of amendments to the Indenture pursuant to Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven and Article Eight.

ARTICLE TEN

SECTION 10.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven and Article Eight hereof will not become operative until immediately prior to the acceptance for exchange of Senior Notes in accordance with the terms and conditions set forth in the Prospectus.

SECTION 10.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.03. FULL Force AND EFFECT. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors and the Trustee and every Holder of Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 10.04. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 10.05. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 10.06. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 10.07. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Senior Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Senior Notes.

SECTION 10.08. SUCCESSORS. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 10.09. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer and the Guarantors.

SECTION 10.10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10.12. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:
Name:
Title:

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:
Name:
Title

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: